SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 27, 1998

                       INNOVATIVE VALVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                    000-23231                    76-0530346
State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
 of incorporation)                                           Identification No.)

                          2 NORTHPOINT DRIVE, SUITE 300
                              HOUSTON, TEXAS 77060

              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (281) 925-0300

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

               On February 27, 1998 (the "Closing Date"), Innovative Valve Technologies, Inc., a Delaware corporation (the "Company"), acquired Cypress Industries, Inc., an Illinois corporation ("Cypress"), through a stock purchase transaction (the "Acquisition"). The Company completed the Acquisition pursuant to a stock purchase agreement dated as of February 27, 1998 among the Company, Cypress, Robert J. Gerth, Robert J. Gerth Trust, Roger A. Szafranski and Roger
A. Szafranski Trust (collectively, the "Stockholders"). As consideration, the Company paid an aggregate cash purchase price of $11,808,000 and effectively assumed $5,192,000 of debt. In addition, Cypress distributed $343,000 to the Stockholders in respect of federal and state taxes attributable to its income for 1997. The total consideration for the Acquisition is subject to adjustment for any changes in Cypress' working capital from December 31, 1997 to February 27, 1998. The Company funded the payment of the cash purchase price through borrowings under its credit facility with Chase Bank of Texas, N.A., as agent, and the other lenders party thereto. The parties determined the consideration for the Acquisition through arm's-length negotiations.

               Cypress, through its three operating divisions, provides field machining, valve repair, specialized welding and babbitt bearing repair services to its customers, which include the power utility industry, steel mills and other related industrial markets. Cypress is headquartered in Schaumburg, Illinois and has operating locations in Cincinnati, Ohio and Atlanta, Georgia. The Company intends to use the acquired operations in the manner previously used by Cypress.

               A copy of the Company's March 5, 1998 press release that relates to the Acquisition is attached as Exhibit 99 hereto and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (A)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               Provision of the financial statements for Cypress this item requires is currently impracticable. The Company will file those financial statements in an amendment to this Current Report as soon as practicable, but not later than 60 days after the required filing date hereof.

        (B)    PRO FORMA FINANCIAL INFORMATION.

               Provision of pro forma financial information for the Company this item requires is currently impracticable. The Company will file that information in the amendment referred to in paragraph (a) of this item.

        (C)    EXHIBITS

        2 Stock Purchase Agreement dated as of February 27, 1998 by and among Innovative Valve Technologies, Inc., Cypress Industries, Inc. and the Stockholders named therein. Pursuant to Item 601(b)(2) of Regulation S-K, the Company has omitted certain Schedules and Exhibits to the Stock Purchase Agreement (all of which are listed therein) from this Exhibit 2. It hereby agrees to furnish supplementally a copy of any such omitted item to the Securities and Exchange Commission on its request.

        99     Press release issued March 5, 1998.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INNOVATIVE VALVE TECHNOLOGIES, INC.

                                            By:/s/ CHARLES F. SCHUGART
                                               Charles F. Schugart
                                               Chief Financial Officer and
                                               Senior Vice President -
                                                Corporate Development

Date:  March 13, 1998